Exhibit 99.1

NEWS RELEASE

Construction Partners, Inc. Announces Florida Acquisition
Transaction Represents Company’s 20th Acquisition

DOTHAN, AL, October 1, 2019 - Construction Partners, Inc. (NASDAQ: ROAD) (the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today announced that it has acquired Mancil’s Tractor Service, Inc., headquartered in Palm City, Florida. Among other things, the acquired business:
•Expands the Company’s geographic footprint into a high-growth area of the Florida east coast;
•Adds one hot-mix asphalt plant that the Company expects to benefit from its proximity to the Company’s recently acquired Okeechobee, Florida operation;
•Increases the Company’s workforce by approximately 100 employees; and
•Enhances the Company’s vertical integration strategy with the addition of a diverse equipment fleet capable of performing a broad range of services.
“We are excited to welcome Rick Mancil and his team to Construction Partners,” said Charles E. Owens, President and Chief Executive Officer of the Company. “Today’s transaction represents an important step in our effort to build our business in areas where we believe there are meaningful opportunities to add scale, drive growth and provide value for our customers.”
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 33 hot mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the benefits of a business acquisition and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600